EXHIBIT 3.5
                                                            -----------

                          CERTIFICATE OF MERGER
                                    OF
                      SUN WORLD INTERNATIONAL, INC.
                                   INTO
                             SUN WORLD, INC.


          The undersigned corporations, Sun World International, Inc. and Sun World, Inc. hereby certify that:

         FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

                Name   Sun World International, Inc.
                       Sun World, Inc.

                State of Incorporation:  Delaware
                                         Delaware

      SECOND: An Agreement and Plan of Merger, dated as of September 13, 1996, between the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Sections 251 and 303 of the Delaware General Corporation Law and pursuant to an approved plan of reorganization under title 11 of the United States Code as described more fully on the attached Exhibit A.

    THIRD: The name of the surviving corporation of the merger is Sun World, Inc., which name shall herewith be changed to Sun World International, Inc.

    FOURTH: The Amended and Restated Certificate of Incorporation of Sun World, Inc. shall be the certificate of incorporation except that Article First shall be amended to read as follows:

        FIRST: The name of the Corporation shall be Sun World International,
        Inc.

    FIFTH: The names of the persons who shall become the directors of the surviving corporation at the effective time of the merger are as follows:

                       Dwight Makins
                       Keith Brackpool
                       Timothy J. Shaheen
                       Barton Beek
                       Mitt Parker

     The names of the persons who shall become the officers of the surviving corporation at the effective time of the merger, together with the office in which each such person shall serve from the effective time until such person's successor shall have been duly elected and qualified, are as follows:

             Keith Brackpool       -  Chairman
             Timothy J. Shaheen    -  Chief Executive Officer
             Stanley E. Speer      -  Chief Financial Officer/Secretary
             Thomas F. McCutcheon  -  Assistant Secretary

     SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 5544 California Avenue, Suite 280, Bakersfield, California 93309.

     SEVENTH:   A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without charge, to any stockholder of either of the constituent corporations.

     EIGHTH: The merger shall be effective immediately upon filing of this certificate of merger.

     IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed by their officers thereunto duly authorized this 13th day of September, 1996.

                                           SUN WORLD INTERNATIONAL, INC.


                                           By: /s/ Richard Nevins
                                            ____________________________
                                               Richard Nevins

                                           Its: Chief Restructuring Officer
ATTEST:

/s/ Paul W. Knupp
------------------------------
    Paul W. Knupp, Secretary
                                           SUN WORLD, INC.


                                           By: /s/ Richard Nevins
                                            ______________________________
                                               Richard Nevins

                                           Its: Restructuring Officer
ATTEST:

/s/  Paul W. Knupp
______________________________
     Paul W. Knupp, Secretary

                                EXHIBIT A

                   INFORMATION RELATING TO SECTION 303


      On October 3, 1994, Sun World International, Inc. and Sun World, Inc. filed voluntary petitions for relief under Title 11 of the United States Code, as amended, with the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court").

            Sun World International, Inc. and Sun World, Inc. prepared a plan to reorganize pursuant to the Fourth Amended Consolidated Plan of Reorganization dated June 3, 1996 (As Amended), which was confirmed by order dated August 13, 1996 in the jointly administered bankruptcy proceedings (administered under Case No. SB94-23212 DN, in the Bankruptcy Court).